UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014 (July 22, 2014)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

(954) 900-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 7.01. Regulation FD Disclosure

The following information is furnished under Item 3.01 “Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing,” and Item 7.01 “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On July 22, 2014, the Company issued a news release in which it announced that the Company has regained compliance with NASDAQ minimum shareholders’ equity rule per NASDAQ Listing Qualification Notice dated July 14, 2014. In this connection, the Company stated that it had completed the sale of 755,286 shares since March 31, 2014 for an aggregate amount of $841,000 by July 1, 2014. Completion of these sales, together with the Company’s estimated net income for the fiscal quarter ended June 30, 2014, will cause stockholders’ equity to exceed the $2.5 million minimum threshold for NASDAQ listing.

The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2014	By:	/s/ Thomas Procelli
Thomas Procelli
Chief Operating Officer